INVESTMENT ADVISORY AGREEMENT


     Agreement restated as of the 5th day of March, 1997, to reflect a name change between USLICO Series Fund (the "Fund") and Washington Square Advisers, Inc. (the "Adviser").

                                   WITNESSETH:

     WHEREAS, the Fund is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), the securities of which are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 as amended (the "Advisers Act"); and

     WHEREAS, the Fund is authorized to issue shares of beneficial interest ("Shares") in separate classes or portfolios, with each such portfolio representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Fund has initially established four portfolios, designated the Money Market Portfolio, the Stock Portfolio, the Bond Portfolio, and the Asset Allocation Portfolio, such portfolios together with all other portfolios subsequently established by the Fund with respect to which the Fund desires to retain the Adviser to render investment advisory services hereunder and with respect to which the Adviser is willing so to do being herein collectively referred to as the "Portfolios".

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties as follows:

     1. The Fund hereby appoints the Adviser to act as investment adviser to the Fund with respect to the Portfolios for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to tender the services herein set forth, for the compensation herein provided.

     In the event the Fund establishes one or more additional portfolios with respect to which it desires to retain the Adviser to render management and investment advisory services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services it shall notify the Fund in writing, whereupon such class shall become a Portfolio hereunder.

     2. The Fund has delivered properly certified or authenticated copies of each of the following documents to the Adviser and will deliver to it all future amendments and supplements thereto, if any:

     (a)  a  certified   resolution  of  the  Board  of  Trustees  of  the  Fund
          authorizing the appointment of the Adviser and approving the form of this Agreement;

     (b) the Registration Statement as filed by the Fund under the 1940 Act and the 1933 Act with the Securities and Exchange Commission (the "Registration Statement"), including the Fund's Prospectus and Statement of Additional Information, and any amendments or supplements thereto;

     (c) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

     3. The Adviser agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund by the 1940 Act. The adviser further agrees that all records which it maintains for the Fund are the property of the Fund and it will promptly surrender any of such records upon request.

     4. (a) The Adviser shall provide to the Fund investment guidance and policy direction in connection with the management of the Portfolio of the Fund, including oral and written research, analysis, advice, and statistical and economic data and information.

     Consistent with the investment objectives, policies and restrictions applicable to the Fund and its Portfolios, the Adviser will determine the securities and other assets to be purchased or sold by each Portfolio of the Fund and will determine what portion of each Portfolio shall be invested is securities or other assets, and what portion, if any, should be held uninvested.

     The Fund will have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of the Adviser. It is understood that the Adviser will not use any inside information pertinent to investment decisions undertaken in connection with this Agreement that may be in its possession or in the possession of any of its affiliates, nor will the Adviser seek to obtain any such information.

     (b) The Adviser also shall provide to the officers of the Fund administrative assistance in connection with the operation of the Fund and the Portfolios, which shall include (i) compliance with all reasonable requests of the Fund for information, including information required in connection with the Fund's filings with the Securities and Exchange Commission and state securities commissions, and (ii) such other services as the Fund's officers shall from time to time determine to be necessary or useful to the administration of the Fund and the Portfolios.

     (c) As manager of the assets of the Portfolios, the Adviser shall make investments for the account of the Portfolios in accordance with the Adviser's best judgment and within the investment objectives, policies and restrictions set forth in the Prospectus, the 1940 Act and the provisions of the Internal Revenue Code relating to regulated investment companies, subject to policy decisions adopted by the Fund's Board of Trustees. In connection therewith, the Adviser shall place orders for the purchase and sale of securities and other assets either directly with the issuer or with any broker-dealer. The Adviser is authorized to select brokers and dealers and to open and maintain brokerage accounts and trading accounts for the purchase and sale of securities and options with broker-dealers for and on behalf of the Portfolios in accordance with procedures, if any, established by the Adviser and approved by the Fund's Board of Trustees.

     (d) The Adviser shall furnish to the Fund's Board of Trustees periodic reports on the investment performance of the Fund and its Portfolios and on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Fund's officers or Board of Trustees shall reasonably request.

     (e) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other of its clients, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Adviser may also on occasion purchase or sell a particular security for one or more clients in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers.

     (f) The Adviser may cause a Portfolio to pay a broker which provides brokerage and research services to the Adviser a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Adviser determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Adviser's overall responsibilities to the Fund and any other of the Adviser's clients.

     (g) In connection with the purchase and sale of securities of each Portfolio, the Adviser will arrange for the transmission to the Fund's Custodian or other agent on a daily basis, such confirmations, trade tickets and other documents and shall provide information reasonably requested by the Fund's
Custodian or other agent for helping such agent perform its administrative responsibilities to the Fund including responsibility to identify securities to be purchased or sold by the Fund, to determine the value of the Fund's portfolio securities and other assets and to determine the Fund's net asset value per share. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Adviser will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian.

     5. The Adviser shall give the Fund the benefit of the Adviser's best judgment and efforts in rendering services under this Agreement. As an inducement to the Adviser's undertaking to render these services, the Fund agrees that the Adviser shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever, PROVIDED that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance or the Adviser's duties under this Agreement or by reason of the Adviser's reckless disregard of its obligation and duties hereunder.

     6. (a) The Adviser shall, at its expense, (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Agreement and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Agreement.

     (b) Subject to the approval of the Fund's Board of Trustees and, to the extent required by law, the Shareholders of Portfolios, the Adviser may contract with such other parties as it deems appropriate to obtain investment research, information, investment advisory and management services and other assistance, but any fees, compensation or expenses to be paid to any such party shall be paid by the Adviser, and no obligation shall be incurred on the Fund's behalf in any respect.

     (c) The Fund shall be responsible for all of its expenses and liabilities, including compensation of its trustees who are not affiliated with the Adviser; taxes and governmental fees; interest charges; fees and expenses of the Fund's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including maintenance of books and accounts and calculation of the net asset value of the Fund's Shares), transfer agent, registrar and dividend disbursing agent of the Fund; expenses of issuing, selling, redeeming, registering and qualifying the Shares for sale; expenses of preparing and printing share certificates, prospectuses and reports to shareholders, notices, proxy statements, reports to regulatory agencies and any postage and mailing expenses associated with such distributions; the cost of office supplies, including stationery; travel expenses of all officers, trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders' meetings; organizational expenses; and extraordinary expenses.

     7. In consideration of the services to be rendered by the Adviser under this Agreement, each Portfolio of the Fund shall pay the Adviser fee, calculated each day based on the Portfolio's daily net assets (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) at a maximum annual rate of 0.50% of the first $100 million of the Portfolio's net assets and 0.45% of the Portfolio's net assets in excess of $100 million.

     8. (a) This Agreement shall become effective with respect to the Portfolios on April 1, 1995 (and, with respect to any additional portfolio, the date specified in a supplement to the Agreement) and shall continue in effect with respect to a Portfolio for a period of more than two years from that date (or, with respect to additional Portfolio, the date specified in a supplement to this Agreement) only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolios or by the Fund's Board of Trustees and (ii) by the vote, cast in person at a meeting called for the purpose, of a majority of the Fund's Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party.

     (b) This Agreement may be terminated with respect to a Portfolio (or any additional Portfolio) at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolios or by a vote of a majority of the Fund's entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

     9. Except to the extent necessary to perform the Adviser's obligations under this Agreement, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

     10. The investment management services of the Adviser to the Fund under this Agreement are not to be deemed exclusive as to the Adviser and the Adviser will be free to render similar services to others.

     11. This Agreement shall be construed in accordance with the laws of the State of Minnesota, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

     12. The Adviser agrees that it will keep confidential and not disclose or use any records of or information in its possession relating to the Fund obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to the investment advisory relationship, and disclose such information only if the Fund has authorized such disclosure, or if such disclosure is expressly required by federal or state regulatory authorities.

     13. Notices of any kind to be given to the Adviser by the Fund shall be in writing and shall be duly given if mailed or delivered to the Adviser at 100 Washington Square, Suite 800, Minneapolis, Minnesota 55401, or at such other address or to such individual as shall be specified by the Adviser to the Fund. Notices of any kind to be given to the Fund by the Adviser shall be in writing and shall be given if mailed or delivered to 4601 N. Fairfax Drive, Arlington, Virginia 22203, or at such other address or to such individual as shall be specified by the Fund to the Adviser.

     14. The Declaration of Trust establishing the Fund, filed on January 19, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "USLICO Series Fund" refers to the Trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Fund shall be subject to claims against or obligations of the Fund to any extent whatsoever, but that the Fund estate only shall be liable.

     15. The Fund acknowledges receipt of Part II of the Adviser's Form ADV which is on file with the Securities and Exchange Commission

     If the foregoing correctly sets forth the agreement between the Fund and the Adviser, please so indicate by signing and returning to the Fund the enclosed copy hereof.

                              USLICO SERIES FUND



                              By:/s/Robert B. Saginaw
                                 --------------------
                                    Robert B. Saginaw
                                    Title: Vice President & Secretary


Accepted:

WASHINGTON SQUARE ADVISERS, INC.

By:/s/Douglas Hedberg
   -----------------------------
      Douglas Hedberg
      Title:  Executive Vice President